UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2013

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

One Burlington Road, Dublin 4, Ireland

011-353-1-634-7800

(Address of principal executive offices, including zip code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Tender Offer Agreement

On December 19, 2013, Jazz Pharmaceuticals Public Limited Company (“Jazz Pharmaceuticals”), Jazz Pharmaceuticals Italy S.r.l., an Italian società a responsabilità limitata (“Purchaser”) and a wholly-owned subsidiary of Jazz Pharmaceuticals, and Gentium S.p.A., a società per azioni incorporated in Italy ( “Gentium”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”). The Tender Offer Agreement provides that, upon the terms and subject to the conditions set forth in the Tender Offer Agreement, Purchaser would commence a tender offer (the “Offer”) to purchase all outstanding ordinary shares of Gentium, no par value per share (“Ordinary Shares”), and all outstanding American Depositary Shares (“ADSs” and, together with the Ordinary Shares, the “Company Shares”), each representing one Ordinary Share and evidenced by an American Depositary Receipt, at a purchase price of $57.00 per Company Share, net to the seller in cash, without interest thereon, less any required withholding taxes.

The obligation of Purchaser to accept for payment Company Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to a number of conditions set forth in the Tender Offer Agreement, including, among other things (i) at least 66 2/3% of the fully diluted number of Company Shares having been validly tendered (and not withdrawn), with the option, at Jazz Pharmaceuticals’ discretion, to lower the minimum tender condition to a majority of the outstanding Company Shares, and (ii) the other conditions set forth in Annex I to the Tender Offer Agreement having been satisfied. The Offer is not subject to a financing condition.

The Tender Offer Agreement contains customary representations and warranties regarding Gentium and Jazz Pharmaceuticals and covenants of the parties, including, among other things, a restriction on the ability of Gentium to solicit third party proposals relating to alternative acquisition transactions or to provide information or enter into discussions in connection with alternative acquisition transactions, subject to certain limited exceptions to permit Gentium’s board of directors to comply with its fiduciary duties. The Tender Offer Agreement also contains customary termination rights for each of Jazz Pharmaceuticals and Gentium, including Gentium’s right to terminate the Tender Offer Agreement in order to enter into a definitive agreement contemplating an alternative acquisition transaction that the Gentium board of directors determines to be superior to the Offer (subject to Jazz Pharmaceuticals’ right to match any such superior offer). In addition, if the Tender Offer Agreement is terminated under certain circumstances, including if Gentium accepts a superior offer, Gentium would be required to pay Jazz Pharmaceuticals a termination fee of approximately $25.3 million. An alternative termination fee of approximately $10.1 million would be payable by Gentium if the Tender Offer Agreement is terminated under certain other circumstances, including if the board of directors of Gentium changes its recommendation in favor of the Offer, with an additional fee of approximately $15.2 million payable if Gentium thereafter enters into or consummates an alternative acquisition transaction, subject to certain exceptions, within one year following the termination of the Tender Offer Agreement.

Any Company Shares that are not tendered in the Offer will remain outstanding after the closing of the Offer. Following the closing of the Offer, Jazz Pharmaceuticals intends to cause Gentium to seek to delist the ADSs from The NASDAQ Stock Market and to cause Gentium to terminate the deposit agreement relating to the ADSs. It is expected that there will not be an active trading market for outstanding ADSs following completion of the Offer and the delisting.

The foregoing description of the Offer and the Tender Offer Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Tender Offer Agreement, a copy of which is expected to be filed by amendment to this current report on Form 8-K. A copy of the Tender Offer Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Jazz Pharmaceuticals or Gentium. In particular, the assertions embodied in the representations and warranties contained in the Tender Offer Agreement are qualified by information in a confidential disclosure schedule provided by Gentium to Jazz Pharmaceuticals in connection with the signing of the Tender Offer Agreement. This confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Tender Offer Agreement. Moreover, certain representations and warranties in the Tender Offer Agreement were used for the purpose of allocating risk between Jazz Pharmaceuticals and Gentium rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Tender Offer Agreement as characterizations of the actual state of facts about Jazz Pharmaceuticals or Gentium.

Debt Commitment Letter

In connection with the Tender Offer Agreement, Jazz Pharmaceuticals entered into a commitment letter (the “Debt Commitment Letter”) with Barclays Bank PLC (“Barclays”) on December 19, 2013, pursuant to which Barclays has committed to provide $500.0 million of incremental term loans under its existing senior secured credit facility. The commitment to provide the incremental term loans is subject to certain conditions, including the negotiation of definitive documentation for the incremental term loans, borrowing conditions under the existing senior secured credit facility and other customary closing conditions consistent with the Tender Offer Agreement. The funding of the incremental term loans is not a condition to the obligations of Jazz Pharmaceuticals under the terms of the Tender Offer Agreement. Jazz Pharmaceuticals will pay customary fees and expenses in connection with obtaining the Debt Commitment Letter and the incremental term loans and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith.

The foregoing summary of certain terms of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy of which is expected to be filed as an exhibit to Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ending December 31, 2013.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2013, Jazz Pharmaceuticals and Gentium issued a joint press release announcing that they have entered into the Tender Offer Agreement. A copy of the joint press release of Jazz Pharmaceuticals and Gentium announcing the execution of the Tender Offer Agreement is included here as Exhibit 99.1 and is incorporated herein by reference.

Jazz Pharmaceuticals will hold an investor call and live audio webcast today at 5:00 pm Eastern Standard Time, 10:00 pm Greenwich Mean Time. A copy of the investor slide deck is included here as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Jazz Pharmaceuticals under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Joint Press Release of Jazz Pharmaceuticals and Gentium issued on December 19, 2013

99.2	Jazz Pharmaceuticals investor presentation first made available on December 19, 2013

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the tender offer for Gentium shares and the timing and benefits thereof, the expected financing for the tender offer, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Jazz Pharmaceuticals’ ability to complete the tender offer on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions, as well as risks and uncertainties related to the satisfaction of the conditions related to the funding of the facility as contemplated by the Debt Commitment Letter. There can be no assurance that Jazz Pharmaceuticals will be able to complete the transactions contemplated by the Tender Offer Agreement or the Debt Commitment Letter on the anticipated terms, or at all. Additional risks and uncertainties relating to Jazz Pharmaceuticals and its business can be found under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s SEC filings and reports (Commission File No. 001-33500), including in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Gentium (including those shares represented by American Depositary Shares) referenced in this press release has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Gentium, nor is it a substitute for the tender offer materials that Jazz Pharmaceuticals and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, Jazz Pharmaceuticals and its acquisition subsidiary will file tender offer materials on Schedule TO, and Gentium will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Gentium are urged to read these documents when they become available because they will contain important information that holders of Gentium securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Gentium at no expense to them. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at http://www.sec.gov or by (i) directing a request to Jazz Pharmaceuticals plc, c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304, U.S.A., Attention: Investor Relations, (ii) calling +353 1 634 7892 (Ireland) or + 1 650 496 2800 (U.S.) or (iii) sending an email to investorinfo@jazzpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the heading “Investors” and then under the heading “SEC Filings.”

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Jazz Pharmaceuticals and Gentium file annual, quarterly (except in the case of Gentium) and special reports and other information with the SEC. You may read and copy any reports or other information filed by Jazz Pharmaceuticals or Gentium at the

SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Jazz Pharmaceuticals’ and Gentium’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

Date: December 19, 2013

	By:	/s/ Suzanne Sawochka Hooper
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release of Jazz Pharmaceuticals and Gentium issued on December 19, 2013

99.2	Jazz Pharmaceuticals investor presentation first made available on December 19, 2013